Exhibit i

                              FORM OF LEGAL OPINION

                                                          _________ __, 2005


CRM Mutual Fund Trust
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

     We have acted as counsel to CRM Mutual Fund Trust, a Delaware statutory trust (the "Trust"), in connection with the Trust's initial Registration Statement on Form N-1A filed with the Securities and Exchange Commission on [insert] (the "Registration Statement"), with respect to CRM Small Cap Value Fund, CRM Small/Mid Cap Value Fund, CRM Mid Cap Value Fund and CRM Large Cap Value Fund (each, a "Fund"), each a portfolio of the Trust.

     In connection with this opinion, we have examined the following documents:

     (a)  the Registration Statement;

     (b) a certificate of the Secretary of State of the State of Delaware as to the existence of the Trust;

     (c) a copy of the Certificate of Trust of the Trust duly certified by the Secretary of State of the State of Delaware; and

     (d) a certificate executed by the President of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust, the Trust's By-Laws and certain votes of the Trustees of the Trust authorizing the issuance of shares of each Fund.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all documents reviewed by us in original or copy form and the legal competence of each individual executing any document. This opinion is based entirely on our review of the documents listed

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above. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. as applied by courts located in Delaware to the extent such laws may apply to or govern the matters covered by this opinion, and we express no opinion as to any other laws.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that the shares of each Fund, when issued and sold in accordance with the Registration Statement and the Trust's Declaration of Trust and By-laws, will be validly issued, fully paid and non-assessable as provided in the Trust's Declaration of Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,




                                        BINGHAM McCUTCHEN LLP